CONSULTING AGREEMENT

This Consulting Agreement is entered into this 10th day of 2000 between West Canadian Oil & Gas Inc. to provide - the services of Michael A. Williams, F.C.A., (the consultant), of the City of Calgary, in the Province of Alberta and Cormax Business Solutions Inc., an Alberta Corporation, (Cormax).

At the request of Cormax the Consultant has agreed to provide consulting services relating to the financial and accounting aspects of the business conducted by Cormax.

Accordingly, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                              Article I - Services

1.1 Cormax hereby retains the Consultant's consulting and professional services relating to finance and accounting and the Consultant hereby agrees to render the same, subject to the terms and conditions of this Agreement.

1.2. The services to be rendered shall include the following:

         (a) generally to assist Cormax in the management of its business and affairs;

         (b) specifically to perform services in the areas of finance and accounting and;

         (c) any other area in which the management of Cormax requires assistance that the consultant can provide.

                           Article II- Consulting Fee

2.1. Subject to Section 5.3 Cormax shall pay to the Consultant the sum of $1,250.00 for each full day consisting of eight hours that the Consultant renders services to Cormax.

For the purposes of this agreement a day shall consist of eight hours and for days that services of less than eight hours are provided the Consulting Fee shall be pro-rated. The Consultant shall provide Cormax with a monthly statement of the time spent on its affairs and Cormax shall pay such statement within 15 days of its being rendered. Cormax may request the Consultant to provide such explanations as it requires prior to paying monthly statements.


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                       Article III- Reimbursable Expenses

3.1 Travel and Living Expenses. Cormax shall reimburse the Consultant for all reasonable travel and living expenses incurred in rendering services to Cormax Plains outside the City of Calgary.

3.2 Out of Pocket Expenses. Cormax shall reimburse the Consultant for the out of pocket expenses incurred by the Consultant, in rendering services to Cormax. Such expenses shall include items such as long distance telephone charges, postage, couriers and shipping charges.

                    Article IV- Security and Confidentiality

4.1 The Consultant shall observe Cormax security requirements including measures relating to confidential and strategic information as required from time to time. The Consultant shall only communicate information concerning the business and affairs of Cormax to any other person which has been cleared by the Chairman of Cormax for communication or when such information is in the public domain. The Consultant shall not appropriate any such information for use other than in the performance of the services contemplated by this Agreement.

                     Article V- General Contract Provisions

5.1 Cormax may use the services of any other person or organization providing services similar to those provided by the Consultant pursuant hereto either in addition to or in lieu thereof.

5.2 In dealing with third parties the Consultant shall not hold himself out as the agent of Cormax without the prior consent of Cormax.

5.3 Cormax and the Consultant may each terminate this Agreement on the provision of thirty days notice to the other party.

5.4 Upon termination of this agreement the Consultant shall surrender to Cormax all materials acquired by the Consultant in the course of performing the Services pursuant to this Agreement.

5.5 All notices, consents and other communications provided for, under, or pursuant to this Agreement shall be in writing, including by facsimile transmission and addressed to the intended recipient at the address indicated by the party for this purpose.


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5.6 The Consultant may not sell, transfer or assign the whole or any part of its rights arising under or pursuant to this Agreement without the prior written consent of Cormax. Cormax may sell, transfer, assign or cede the whole or any part of of its rights arising under or pursuant to this Agreement without the prior consent of the Consultant. Reference in this Agreement to a party hereto shall include that party and its successors and assigns permitted under this agreement.

5.7 Any amendment, revision or modification to this Agreement, or any waiver of any provision hereof, must be in writing to be effective and shall be effective only for the specific purpose for which it is given and for the specific time period, if any, contemplated thereby.

5.8 This agreement contains the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all other agreements between the parties oral or otherwise.

5.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

5.10 The division of this Agreement into Articles and Headings shall not affect the meaning or construction of the Agreement.

5.11 Except when the context otherwise requires, in this Agreement the singular includes the plural and vice versa and a word denoting gender includes each gender.

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed on the day month and year first above written.

Signed and Delivered by
West Canadian Oil & Gas Inc.                /s/ M. A. Williams, President
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in the presence of:                         illegible
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Signed and Delivered by for and
behalf of Cormax Business Solutions Inc.    /s/ Todd Violette, Chairman
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in the presence of                          illegible
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